Exhibit 99.1

Nuvve Appoints Two Independent Directors to Help Rebuild the Company and Support Its Return to a National Securities Exchange

New independent directors bring public-company experience in corporate strategy, capital markets and investor relations

SAN DIEGO--(BUSINESS WIRE)--Nuvve Holding Corp. (OTCQB: NVVE), a global leader in the future of flexible energy by turning batteries, electric vehicles (EVs), buildings, and distributed assets into dynamic grid resources, today announced the appointment of Antonie Wobbe Ploegsma and Andrew J. Ritter to its Board of Directors as independent directors. The two bring experience in corporate strategy, corporate finance, capital markets and investor relations as Nuvve rebuilds its financial foundation, strengthens its governance and works to regain a listing on a national securities exchange.

“Wobbe and Andrew join our board at an important moment for Nuvve,” said Gregory Poilasne, CEO of Nuvve. “We are rebuilding the company: strengthening our balance sheet, our governance and our relationships with investors, with the goal of returning to a national securities exchange. Wobbe has spent his career in the capital markets and investor relations of public energy companies, and Andrew has built a company, taken it public on Nasdaq and led it through a merger. That is the experience we need as we execute our strategy of expanding revenue-generating distributed energy assets across North America, Europe and Asia, using Nuvve’s advanced platform for intelligent energy management and proprietary AI-enabled forecasting.”

Mr. Ploegsma serves as Vice President and Head of Investor Relations & Capital Markets at Prairie Operating Co., where he leads the Company’s engagement with shareholders, research analysts, investment banks and other capital-markets participants. He oversees Prairie’s investor positioning, earnings communications, investor presentations and capital-markets strategy, while advising executive leadership on financing, market activity and shareholder engagement. Previously, he was Vice President of Investor Relations & Capital Markets at Lilis Energy, Inc. and Vice President, Energy Investment Banking at FBR & Co. He holds an MBA from Rice University’s Jones Graduate School of Business.

“Nuvve has built strong technology and a pipeline of energy storage opportunities across three continents,” said Mr. Ploegsma. “The work now is to strengthen the balance sheet and earn investor confidence through consistent delivery of our objectives. I look forward to supporting the board and management in that work.”

Mr. Ritter serves as Corporate Strategy and Portfolio Management at Future Solution Investments, an investment firm focused on special-situation businesses. From 2023 to 2026, he was Chief Executive Officer of Cairns Health, a healthcare AI company backed by Vinod Khosla and Lightspeed Venture Partners. From 2021 to 2023, he was Chief Executive Officer of Docbot, Inc., a Khosla Ventures-backed gastrointestinal AI company acquired by Satisfai Health in 2023. Before running Health AI companies, Mr. Ritter co-founded Ritter Pharmaceuticals, Inc., a gut microbiome therapeutics company, and served as its Chief Executive Officer until its May 2020 merger with

Qualigen, Inc. There, he advanced its lead drug candidate through a Phase 3 trial and helped lead its Nasdaq initial public offering. He holds an MBA from The Wharton School of the University of Pennsylvania.

“Having led companies through pivotal moments, I appreciate the decisions that matter most are where to focus capital and prioritize relationships. I look forward to bringing that operating perspective to the board and supporting Gregory and the team,” said Mr. Ritter.

About Nuvve

Holding Corp.

Nuvve powers the future of flexible energy by turning batteries, electric vehicles (EVs), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.
For more information, visit www.nuvve.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Nuvve’s strategy, the expected contributions of its new directors, its efforts to strengthen its financial position and governance, and its intention to seek a listing of its common stock on a national securities exchange. Words such as “will,” “expect,” “intend,” “goal,” “seek,” “position” and similar expressions identify forward-looking statements. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including Nuvve’s ability to raise capital, meet the initial listing requirements of a national securities exchange (including minimum bid price, stockholders’ equity and corporate governance standards) and obtain approval of any listing application. There can be no assurance that Nuvve’s common stock will be approved for listing on a national securities exchange within any particular time frame or at all. Additional risks are described in Nuvve’s filings with the Securities and Exchange Commission, available at www.sec.gov. Nuvve undertakes no obligation to update any forward-looking statement except as required by law.

Contacts
Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
310.824.9000